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Exhibit 10.23

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Hathaway Corporation
    Hathaway Systems Corporation
    Hathaway Process Instrumentation Corporation
    Hathaway Motion Control Corporation
    Hathaway Industrial Automation, Inc.
    Computer Optical Products, Inc.
    EMOTEQ Corporation
    Motor Products—Ohio Corporation
Motor Products—Owosso Corporation
Date:	July , 2002

        THIS AMENDMENT TO LOAN DOCUMENTS is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (jointly and severally, "Borrower").

        The Parties agree to amend the Loan and Security Agreement between them, dated May 7, 1998 (as amended from time to time, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

        1.    Modified Credit Limit.    Section 1 of the Schedule, entitled "Credit Limit", is hereby amended to read as follows:

    "1. CREDIT LIMIT

    (Section 1.1): An amount not to exceed the sum of 1 and 2 below:

            1.    Revolving Loans. An amount not to exceed the lesser of (i) a total of $4,000,000 at any one time outstanding (the "Maximum Credit Limit") or (ii) the sum of (a) and (b) below:

            (a)  80% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above), plus

            (b)  an amount (the "Inventory Loans") not to exceed the lesser of:

              (1)  25% of the value of Borrower's Eligible Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis, or

              (2)  an amount equal to 30% of the Borrower's Eligible Receivables (as defined in Section 8 above), or

              (3)  $750,000.

      Revolving Loans will be made to each Borrower based on the Eligible Receivables and Eligible Inventory of each Borrower, subject to the Maximum Credit Limit set forth above for all Revolving Loans to all Borrowers combined.

      plus

            2.    Term Loans. The unpaid principal balance from time to time outstanding of the term loan (the "Term Loan") being made concurrently herewith in an amount equal to the lesser of (i) $1,750,000or (ii) 60% of the net book value of Borower's Equipment deemed eligible by Silicon in its sole discretion.

      The Term Loan shall be repaid as provided for herein. The Term Loan cannot be repaid and re-borrowed.

      The Term Loan will be made to each Borrower based on the eligible Equipment of each Borrower, subject to the maximum amount set forth above for all Term Loans to all Borrowers combined.

      As used in this Agreement, "Loans" includes the Revolving Loans and the Term Loans.

    Letter of Credit Sublimit

    (Section 1.5): $500,000."

        2.    Modified Interest Rate.    Section 2 of the Schedule to Loan and Security Agreement, entitled "2. INTEREST," is hereby amended to read as follows:

    2. INTEREST.

    Interest Rate (Section 1.2):

      With respect to the Revolving Loans:

      A rate equal to the "Prime Rate" in effect from time to time, plus 1.5% per annum. The foregoing interest rate shall be reduced by 0.50% per annum at such time as, and for so long as, Borrower has achieved a Quick Ratio (as defined below) for two consecutive fiscal quarters (the first of which may not be earlier than the fiscal quarter ending September 30, 2002) greater than or equal to 1.20 to 1 but less than 1.50 to 1, and shall be reduced by an additional 0.25% per annum at such time as, and for so long as, Borrower has achieved a Quick Ratio for two consecutive fiscal quarters (the first of which may not be earlier than the fiscal quarter ending September 30, 2002) of greater than or equal to 1.50 to 1. The foregoing rate reduction(s) shall go into effect as of the date of the second consecutive quarter's financial statements showing that Borrower is entitled to such rate reduction(s). If the interest rate is so reduced, based on financial statements as of a certain date and thereafter Borrower's Quick Ratio is no longer at least 1.50 to 1, then the interest rate shall be increased by 0.25% per annum, and if the Borrower's Quick Ratio is no longer at least 1.20 to 1, then the interest rate shall be increased by an additional 0.50% per annum, which rate increase(s) shall go into effect as of the date of the financial statements showing that Borrower is no longer entitled to the rate reduction(s). Such reduction(s) and increase(s) may be made throughout the term of this Agreement.

      With respect to the Term Loan:

      A rate equal to the U.S. Treasury note yield to maturity for a term of 36 months as quoted in The Wall Street Journal on the day the Term Loan is advanced, plus 5.50% per annum. The foregoing interest rate shall be reduced by 0.50% per annum at such time as, and for so long as, Borrower has achieved a Quick Ratio (as defined below) for two consecutive fiscal quarters (the first of which may not be earlier than the fiscal quarter ending September 30, 2002) greater than or equal to 1.20 to 1 but less than 1.50 to 1, and shall be reduced by an additional 0.25% per annum at such time as, and for so long as, Borrower has achieved a Quick Ratio for two consecutive fiscal quarters (the first of which may not be earlier than the fiscal quarter ending September 30, 2002) of greater than or equal to 1.50 to 1. The foregoing rate reduction(s) shall go into effect as of the date of the second consecutive quarter's financial statements showing that Borrower is entitled to such rate reduction(s). If the interest rate is so reduced, based on financial statements as of a certain date and thereafter Borrower's Quick Ratio is no longer at least 1.50 to 1, then the interest rate shall be increased by 0.25% per annum, and if the Borrower's Quick Ratio is no longer at least 1.20 to 1, then the interest rate shall be increased by an additional 0.50% per annum, which rate increase(s) shall go into effect as of the date of the financial statements showing that Borrower is no longer entitled to the rate reduction(s). Such reduction(s) and increase(s) may be made throughout the term of this Agreement.

      With respect to all Loans:

      Notwithstanding the foregoing, in no event shall an interest rate reduction go into effect if, at the date it is to go into effect, an Event of Default has occurred.

      As used above, "Quick Ratio" shall mean the ratio of Borrower's cash and cash equivalents, in each case held at Silicon, to Borrower's current liabilities determined in accordance with GAAP.

      With respect to all Loans, interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

    Minimum Monthly Interest

    (Section 1.2): Not Applicable."

        3.    Modified Unused Line Fee.    The Unused Line Fee set forth in Section 3 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

    "Unused Line Fee: In the event, in any calendar month (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Revolving Loans outstanding during the month is less than the amount of the Maximum Credit Limit, Borrower shall pay Silicon an unused line fee in an amount equal to 0.375% per annum on the difference between the amount of the Maximum Credit Limit and the average daily principal balance of the Revolving Loans outstanding during the month, which unused line fee shall be computed and paid monthly, in arrears, on the first day of the following month."

        4.    Modified Maturity Date.    Section 4 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

    "4. MATURITY DATE

    (Section 6.1): With respect to the Revolving Loans: September 10, 2003, subject to early termination as provided in Section 6.2 above.

    With respect to the Term Loan: The outstanding principal balance of the Term Loan shall be repaid by Borrower to Silicon in forty-two (42) equal monthly payments of principal, commencing on August 1, 2002 and continuing on the first day of each subsequent month until the earlier of the following dates: (i) the date the Term Loan has been indefeasibly paid in full, (ii) the date the Revolving Loans are terminated, or (iii) the date this Agreement terminates by its terms or is terminated by either party in accordance with its terms. On the earlier to occur of the foregoing dates, the entire unpaid principal balance of the Term Loan, plus all accrued and unpaid interest thereon, shall be due and payable. Interest on the Term Loan shall be payable monthly as provided for in Section 1.2 of this Agreement."

        5.    Modified Financial Covenants.    Section 5 of the Schedule to Loan and Security Agreement, entitled "5. FINANCIAL COVENANTS (Section 5.1)," is hereby amended to read as follows:

    5. FINANCIAL COVENANTS

    (Section 5.1): Borrower shall, on a consolidated basis, comply with all of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

    Minimum Tangible Net Worth: Borrower shall maintain a Tangible Net Worth of not less than $3,500,000plus 50% of Borrower's after tax income from the Power Division Sale (as defined below) plus 50% of Borrower's quarterly net income from the immediately preceding fiscal quarter (commencing with the fiscal quarter ending September 30, 2002). In no event shall the Minimum Tangible Net Worth requirement be decreased.

    Profitability: Borrower shall achieve profitability of not less than the following:

    For the month ending July 31, 2002: <$1,100,000>; and

    For the month ending August 31, 2002: <$450,000>; and

    For the month ending September 30, 2002: $0.00.

    Debt Service Coverage: Borrower shall maintain Debt Service Coverage (as defined above), on a rolling 3 month basis ending as of the dates set forth below (the "Period"), of not less than the following:

    For the Period ending October 31, 2002: 1.75 to 1.0; and

    For the Period ending November 30, 2002 and each Period ending as of the end of each month thereafter: 2.0 to 1.0.

    Definitions. For purposes of the foregoing financial covenants, the following terms shall have the following meanings:

    "< >" shall mean a negative figure or loss, as applicable.

    "Current assets", "current liabilities" and "liabilities" shall have the meanings ascribed to them by generally accepted accounting principles.

    "Debt Service Coverage" shall mean the ratio of (a) Borrower's net income before taxes plus Borrower's interest, depreciation and other non-cash amortization expenses and other non-cash expenses, plus or minus (as appropriate) any decrease or increase in capitalized software, all determined in accordance with generally accepted accounting principles, consistently applied, to (b) Borrower's obligations relating to payment of interest and current maturities of principal on Borrower's outstanding indebtedness and capitalized leases, all determined in accordance with generally accepted accounting principles, consistently applied.

    "Tangible Net Worth" shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments:

            (A)  there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to the Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

            (B)  there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion."

        6.    Modified Covenant Regarding Banking Relationship.    The covenant entitled "Banking Relationship" set forth in Section 9 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

  "1.
  Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon. Without limiting the generality of the foregoing, each of Hathaway Corporation, Motor Products—Ohio Corporation and Motor Products—Owosso Corporation shall, at all times, maintain not less than 85% of their respective total cash and investments on deposit with Silicon. As to any Deposit Accounts and investment accounts maintained with another institution, Borrower shall cause such institution, within 30 days after the date of this Agreement, to enter into a control agreement in form acceptable to Silicon in its good faith business judgment in order to perfect Silicon's first-priority security interest in said Deposit Accounts and investment accounts."

        7.    Modified Early Termination Fee.    Section 6.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

    6.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Silicon under this Section 6.2 prior to January     , 2004 [18 months from date of Amendment], Borrower shall pay to Silicon a termination fee in an amount equal to one percent (1.0%) of the sum of (a) the Maximum Credit Limit plus (b) the unpaid principal balance of the Term Loan, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

        8.    Sale of Power Division a Condition Precedent.    The effectiveness of this Amendment is hereby subject to the sale of Borrower's power division assets as more fully set forth in that certain Asset Purchase Agreement by and among Qualitrol Power Products, LLC, Danaher UK Industries Limited, Hathaway Systems Corporation, Hathaway Industrial Automation, Inc., Hathaway Process Instrumentation Corporation, Hathaway Systems, Ltd. and Hathaway Corporation dated May 17, 2002 and consented to by Silicon pursuant to that certain Consent dated July    , 2002 (the "Power Division Sale").

        9.    Fee.    In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $21,562, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower's loan account.

        10.    Representations True.    Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

        11.    General Provisions.    This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:
HATHAWAY CORPORATION		SILICON VALLEY BANK
By		By
	President or Vice President	Title
By	Secretary or Ass't Secretary
Borrower:		Borrower:
HATHAWAY SYSTEMS CORPORATION		HATHAWAY PROCESS INSTRUMENTATION CORPORATION
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary
Borrower:		Borrower:
HATHAWAY MOTION CONTROL CORPORATION		HATHAWAY INDUSTRIAL AUTOMATION, INC.
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary

Borrower:		Borrower:
COMPUTER OPTICAL PRODUCTS, INC.		EMOTEQ CORPORATION
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary
Borrower:		Borrower:
MOTOR PRODUCTS—OHIO CORPORATION		MOTOR PRODUCTS—OWOSSO CORPORATION
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary

GUARANTOR'S CONSENT

        The undersigned acknowledges that his consent to the foregoing Agreement is not required, but the undersigned nevertheless does hereby consent to the foregoing Agreement and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

Guarantor:		Guarantor:
HATHAWAY CORPORATION		HATHAWAY SYSTEMS CORPORATION
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary
Guarantor:		Guarantor:
HATHAWAY PROCESS INSTRUMENTATION CORPORATION		HATHAWAY MOTION CONTROL CORPORATION
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary
Guarantor:		Guarantor:
HATHAWAY INDUSTRIAL AUTOMATION, INC.		COMPUTER OPTICAL PRODUCTS, INC.
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary

Guarantor:
EMOTEQ CORPORATION		MOTOR PRODUCTS—OHIO CORPORATION
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary
Guarantor:
MOTOR PRODUCTS—OWOSSO CORPORATION
By	President or Vice President
By	Secretary or Ass't Secretary

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  Exhibit 10.23